Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1-A8 of our report dated April 28, 2023 (except for the effects of the restatement disclosed in Note 14, as to which the date is June 13, 2023), relating to the consolidated financial statements of Zerospo as of October 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration statement.

Certified Public Accountants

Lakewood, CO

January 16, 2024